Exhibit 99.1

For Immediate Release

IMCLONE SYSTEMS AND BRISTOL-MYERS SQUIBB ESTABLISH PLAN WITH FDA FOR THE REGULATORY FILING OF ERBITUX™ (Cetuximab) IN HEAD AND NECK CANCER

The Companies Expect to File sBLA in the Second Quarter of 2005

NEW YORK, NY & PRINCETON, NJ – July 20, 2004 - ImClone Systems Incorporated (NASDAQ: IMCL) and Bristol-Myers Squibb Company (NYSE: BMY) announced today that the companies have established a plan with the U.S. Food and Drug Administration (FDA) for the filing of a supplemental Biologics License Application (sBLA) to seek approval for use of ERBITUXTM (Cetuximab) Injection, an IgG1 monoclonal antibody, as a single agent and in combination with radiation in Squamous Cell Carcinoma of the Head and Neck (SCCHN).  Based on the outcome of discussions with the FDA, the Companies intend to submit an sBLA in the second quarter of 2005 and will request priority review at the time of filing.  The FDA has provided written notification that the following clinical trials could form the basis of an sBLA together with other supportive data:

•                  A randomized, international phase III trial (IMCL-9815) conducted by ImClone Systems and Merck KGaA presented at the American Society of Clinical Oncology (ASCO) annual meeting in June examining the impact of combining ERBITUX with radiation on locoregional control and overall survival in 424 patients with locally advanced SCCHN, and

•                  A multicenter phase II trial (EMR-016) conducted by Merck KGaA presented at the ASCO annual meeting in June evaluating the response rate of ERBITUX as a single agent in 103 patients with advanced recurrent and/or metastatic SCCHN not suitable for further local therapy and who have failed platinum-based chemotherapy.

“Patients with this disease have been without any significant advancements in approved treatments for over a decade,” stated Daniel S. Lynch, Chief Executive Officer of ImClone Systems.  “We were pleased to be able to present clinical trial data in head and neck cancer at this year’s ASCO annual meeting, including the late-breaking Phase III study IMCL-9815.  We look forward to working diligently with our partners to assemble and analyze all the data from the studies that will comprise this submission.”

“Delivering to patients novel approaches to the treatment of cancer is part of Bristol-Myers Squibb’s legacy and aligns with our comprehensive strategy to focus on areas of significant medical need, in this case the treatment of head and neck cancer,” said Andrew G. Bodnar, M.D., Senior Vice President Strategy and Medical & External Affairs, Bristol-Myers Squibb.  “We will continue to work with our partners to conduct a thorough clinical development program to explore the use of ERBITUX in various tumor types.”

About Head and Neck Cancer

According to the American Cancer Society, approximately 40,000 Americans will be diagnosed with oral,

head and neck cancer this year, including cancers of the tongue, mouth, pharynx, and larynx. More than 11,000 will die from the disease in 2004.

About ERBITUXTM (Cetuximab)

ERBITUX is approved by the FDA for use in combination with irinotecan in the treatment of patients with EGFR-expressing, metastatic colorectal cancer who are refractory to irinotecan-based chemotherapy and for use as a single agent in the treatment of patients with EGFR-expressing, metastatic colorectal cancer who are intolerant to irinotecan-based chemotherapy.  The effectiveness of ERBITUX for the treatment of colorectal cancer is based on objective response rates.  Currently, no data are available that demonstrate an improvement in disease-related symptoms or increased survival with ERBITUX.

ERBITUX binds specifically to epidermal growth factor receptor (EGFR, HER1, c-ErbB-1) on both normal and tumor cells, and competitively inhibits the binding of epidermal growth factor (EGF) and other ligands, such as transforming growth factor-alpha.  The EGFR is constitutively expressed in many normal epithelial tissues, including the skin and hair follicle.  Over-expression of EGFR is also detected in many human cancers including those of the colon and rectum.

ERBITUX Important Safety Information

Severe infusion reactions, rarely fatal and characterized by rapid onset of airway obstruction (bronchospasm, stridor, hoarseness), urticaria, and hypotension, have occurred in approximately 3% of patients with the administration of ERBITUX (Cetuximab).  Most reactions (90%) wee associated with the first infusion of ERBITUX.  Caution must be exercised with every ERBITUX infusion as there were patients who experienced their first severe infusion reaction during later infusions.

Severe cases of interstitial lung disease (ILD), which was fatal in one case, occurred in less than 0.5% of patients receiving ERBITUX.

Dermatologic toxicities, including acneform rash (11% grade 3/4), skin drying and fissuring, inflammatory or infectious sequelae (e.g. blepharitis, cheilitis, cellulitis, cyst) and paronychial inflammation (0.4% grade 3) were reported. Sun exposure may exacerbate these effects.

Other serious adverse events associated with ERBITUX in clinical trials were fever (5%), sepsis (3%), kidney failure (2%), pulmonary embolus (1%), dehydration (5% in patients receiving ERBITUX plus irinotecan, 2% receiving monotherapy) and diarrhea (6% in patients receiving ERBITUX plus irinotecan, 0.2% with monotherapy).

Additional common adverse events seen in patients receiving ERBITUX plus irinotecan (n=354) or ERBITUX monotherapy (n=420) were acneform rash (88%/90%), asthenia/malaise (73%/48%), diarrhea (72%/25%), nausea (55%/29%), abdominal pain (45%/26%), vomiting (41%/25%), fever (34%/27%), constipation (30%/26%) and headache (14%/26%).

Full prescribing information is available upon request, or at www.ERBITUX.com.

About ImClone Systems Incorporated

ImClone Systems Incorporated is committed to advancing oncology care by developing and commercializing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers.  The Company’s three programs include growth factor blockers, angiogenesis inhibitors and cancer vaccines.  ImClone Systems’ strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market.  ImClone Systems’ headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws.  Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond the company’s ability to control or predict.  Specifically there can be no guarantee that the sBLA referenced above will be filed, or if filed, will be filed within the timeframe discussed above or that it will be approved by the FDA.  Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company’s filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K.  For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

About Bristol-Myers Squibb

Bristol-Myers Squibb is dedicated to the discovery, development and exhaustive exploration of innovative cancer fighting therapies designed to extend and enhance the lives of patients living with cancer. More than 40 years ago, Bristol-Myers Squibb built a unified vision for the future of cancer treatment. With expertise, dedication and resolve, that vision led to the development of a diverse global portfolio of anti-cancer therapies that are an important cornerstone of care today. Hundreds of scientists at Bristol-Myers Squibb’s Pharmaceutical Research Institute are studying ways to improve current cancer treatments and identify better, more effective medicines for the future.

Bristol-Myers Squibb is a global pharmaceutical and related health care products company whose mission is to extend and enhance human life.

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Specifically there can be no guarantee that the sBLA referenced above will be filed, or if filed, will be filed within the timeframe discussed above or that it will be approved by the FDA.  Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb’s business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2003 and in our Quarterly Reports on Form 10-Q.  Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

MEDIA AND INVESTOR CONTACTS:
Andrea Rabney	Tracy Furey	Susan Walser
Corporate Communications	Corporate Affairs	Investor Relations
ImClone Systems Incorporated	Bristol-Myers Squibb	Bristol-Myers Squibb

Tel: (646) 638-5058	Tel: (609) 252-3208	Tel: (212) 546-4631
Andrea.Rabney@imclone.com	Tracy.Furey@bms.com	Susan.walser@bms.com
or
David Pitts	Kathy Baum	John Elicker
Corporate Communications	Corporate Affairs	Investor Relations
ImClone Systems Incorporated	Bristol-Myers Squibb	Bristol-Myers Squibb
Tel: (646) 638-5058	Tel: (609) 252-4227	Tel: (212) 546-3775
David.Pitts@imclone.com	Kathy.Baum@bms.com	john.elicker@bms.com
or
Stefania Bethlen
Corporate Communications/IR
ImClone Systems Incorporated
Tel: (646) 638-5058
Stefania.Bethlen@imclone.com

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